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                                                                       EXHIBIT K

                                IRREVOCABLE PROXY
                          FIBERNET TELECOM GROUP, INC.

            The undersigned, SMFS, INC., hereby irrevocably and unconditionally appoints the Managing Purchasers (as such term is defined in the Securities Purchase Agreement) the attorney and proxy of the undersigned, with full power of substitution, to vote, with respect to (i) the election of directors and any and all matters presented at any and all meetings of the stockholders of the Company and (ii) the Transfer of Stock (as such terms are defined in the Stockholders Agreement hereinafter referred to) in such manner as such attorneys and proxy shall, in their sole discretion, deem proper, all of the shares of Stock of FiberNet Telecom Group, Inc., a Nevada corporation (the "Company"), standing in the name of the undersigned (including shares of Stock acquired after the date hereof in respect of shares of Stock held on the date hereof) at such time (the "Proxy Shares"), including the giving of any and all stockholder consents (such rights, collectively with the rights listed in clauses (i) and (ii) herein, the "Proxy Rights"); provided, that the exercise of any Proxy Rights requires the consent of the majority of the Managing Purchasers unless, in the sole judgment of the Majority in Interest that in order to protect its investment, the Majority in Interest requires sole right to exercise the Proxy Rights, in which case the Majority in Interest shall upon 10 days written notice to each other Managing Purchaser have sole control of the Proxy Rights until the Majority in Interest, in its sole discretion, shall deem otherwise. This is an irrevocable proxy coupled with an interest and shall become and remain valid and irrevocable until the automatic termination hereof pursuant to the provisions of a Stockholders Agreement, dated as of May 7, 1999, among the undersigned, the Company and certain stockholders of the Company, as the same may be amended from time to time. The granting of this proxy shall revoke all prior proxies given by the undersigned at any time with respect to all Stock (and Proxy Shares) owned or controlled by the undersigned and no subsequent proxies will be given with respect thereto by the undersigned, except pursuant to the provisions of such Stockholders Agreement.

Dated:   May 7, 1999.
                                   SMFS, INC.


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title: